Exhibit 10.23(c)
THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS THIRD AMENDMENT (the “Third Amendment”) is entered into by and between Penelope F. Roll (“you”), and Allied Capital Corporation, a Maryland corporation (the “Company”), on May 5, 2009. This Third Amendment shall be effective for all purposes as of May 5, 2009 (the “Effective Date”).
     WHEREAS, you and the Company entered into an employment agreement effective as of January 1, 2004 (“Employment Agreement”);
     WHEREAS, the Employment Agreement was amended effective March 29, 2007 (the “First Amendment”) to comply with Section 409A of the Internal Revenue Code of 1986 and address other tax related issues, and together the Employment Agreement and the First Amendment became known as the “2007 Employment Agreement;”
     WHEREAS, the 2007 Employment Agreement was amended effective December 15, 2008 (the “Second Amendment”) to substitute new language for Section 7(c) and Section 8 of the 2007 Employment Agreement, and together the 2007 Employment Agreement and the Second Amendment became known as the 2008 Employment Agreement;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you and the Company, intending legally and equitably to be bound, hereby amend the 2008 Employment Agreement as follows:
     1. You and the Company hereby modify and amend “Good Reason,” as set forth in Section 5(b) of the 2008 Employment Agreement, to include the following:
     (a) The text of Section 5(b)(iv) is deleted in its entirety and replaced by “[NOT APPLICABLE].”
     (b) The text of Section 5(b)(ix) is deleted in its entirety and replaced by “Either the Chairman of the Board position or the Chief Executive Officer position is held by someone other than William L. Walton or John M. Scheurer.”
     (c) All other terms pertaining to “Good Reason” remain unchanged, and in full force and effect.
     2. You and the Company hereby modify and amend notice provisions set forth in Section 13 of the 2008 Employment Agreement to delete providing a copy to Stefan F. Tucker of all notices addressed to Penelope F. Roll, and replace Stefan F. Tucker and his address with the following:
Elaine Charlson Bredehoft, Esq.
Charlson Bredehoft & Cohen, P.C.
11260 Roger Bacon Drive
Suite 201
Reston, VA 20190

     3. Knowing and Voluntary. Each party has read and fully understands this Third Amendment and has consulted with counsel of its own choosing before entering into this Third Amendment. Each party has had a reasonable time to consider this Third Amendment and is entering into it knowingly and voluntarily without any duress or coercion.
     4. Complete Agreement. This Third Amendment constitutes the entire agreement between you and the Company regarding “Good Reason” and supersedes all prior agreements and understandings between you and the Company regarding “Good Reason.” In making this Third Amendment, the parties warrant that they did not rely on any representations or statements other than those contained in this Third Amendment. This Third Amendment may not be amended except by an instrument in writing signed by you and the Chair of the Company’s Compensation Committee on behalf of the Company.
     5. Conflict of Terms. In the event of a conflict or inconsistency between the 2008 Employment Agreement and this Third Amendment, this Third Amendment shall control and govern the rights and obligations of the parties.
     6. Construction. In the event that an ambiguity or question of intent or interpretation arises, this Third Amendment shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Third Amendment.
     7. Execution. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Third Amendment may be executed by facsimile signatures.
     IN WITNESS WHEREOF, each of the parties has executed this Third Amendment, in the case of the Company by its authorized officer, as of the day and year set forth under their signatures below.

ALLIED CAPITAL CORPORATION

/s/ Penelope F. Roll	BY:	/s/ Anthony T. Garcia

Penelope F. Roll		Anthony T. Garcia
Compensation Committee Chair

Date: May 5, 2009		Date: May 5, 2009

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